                                                                EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 19, 1996, is by and among AMERICA WEST AIRLINES, INC., a Delaware corporation ("AWA"), AWA MERGER, INC., a Delaware corporation ("Merger Sub"), and AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation ("Holdings").

                             PRELIMINARY STATEMENTS

        1. AWA has an authorized capitalization consisting of (i) 1,200,000 shares of Class A Common Stock, par value $0.01 per share ("AWA Class A Common"), of which 1,200,000 shares are issued and outstanding, (ii) 100,000,000 shares of Class B Common Stock, par value $0.01 per share ("AWA Class B Common"), of which 43,182,056 shares were issued and outstanding as of September 30, 1996, and (iii) 48,800,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding.

        2. Holdings has an authorized capitalization consisting of (i) 1,200,000 shares of Class A Common Stock, par value $0.01 per share ("Holdings Class A Common"), of which no shares are issued and outstanding, (ii) 100,000,000 shares of Class B Common Stock, par value $0.01 per share ("Holdings Class B Common"), of which one share is issued and outstanding and is owned by AWA, and (iii) 48,800,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding.

        3. Merger Sub has an authorized capitalization consisting of 1,000 shares of Common Stock, par value $0.01 per share ("Merger Sub Common"), all of which are issued and outstanding and are owned by Holdings.

        4. AWA currently has issued and outstanding warrants to purchase 8,180,086 shares of AWA Class B Common, the terms of which are governed by that certain Warrant Agreement dated as of August 25, 1994 between AWA and First Interstate Bank of California, as Warrant Agent.

        5. The Board of Directors of each of AWA, Holdings and Merger Sub has heretofore approved the Merger (the "Merger") of Merger Sub with and into AWA in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, AWA, Holdings and Merger Sub hereby agree as follows:

                                ARTICLE I

                                THE MERGER

        Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into AWA at the Effective Time (as hereinafter defined). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and AWA shall continue as the surviving corporation (in such capacity, the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

        Section 1.02. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the date hereof, AWA shall file a copy of this Agreement with the Secretary of State of the State of Delaware and the Merger shall become effective at the later to occur of (i) the time of such filing and (ii) midnight on December 31, 1996 (the "Effective Time").

        Section 1.03. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

        Section 1.04. Certificate of Incorporation and Bylaws. (a) At the Effective Time, the Restated Certificate of Incorporation of AWA, as in effect on the date thereof, shall be amended to read in its entirety as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

        (b) At the Effective Time, the Restated Bylaws of AWA, as in effect on the date thereof, shall be amended to add thereto a Section 4.18, to read in its entirety as set forth in Exhibit B, and, as so amended, shall be the bylaws of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

        Section 1.05. Directors. The directors of AWA immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 1.06. Officers. The officers of AWA immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES


        Section 2.01. Effect on Capital Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of AWA, Merger Sub or Holdings or any holder of capital stock of AWA, Merger Sub or Holdings, the following events shall occur:

          (i) each issued and outstanding share of AWA Class A Common shall be converted into the right to receive one share of Holdings Class A Common;

         (ii) each issued and outstanding share of AWA Class B Common shall be converted into the right to receive one share of Holdings Class B Common;

        (iii) each issued and outstanding share of Merger Sub Common shall be converted into the right to receive one share of the common stock, par value $0.01 per share, of the Surviving Corporation; and

         (iv) each issued and outstanding share of Holdings Class B Common shall be canceled without any consideration being paid therefor.

          (b) As of the Effective Time, all shares of AWA Class A Common and AWA Class B Common issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate formerly representing shares of AWA Class A Common or AWA Class B Common, as the case may be (in either case, an "AWA Certificate"), shall, to the extent such AWA Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive shares of Holdings Class A Common or Holdings Class B Common, as applicable.

        Section 2.02. Exchange Procedures. (a) As soon as practicable after the Effective Time, each holder of an outstanding AWA Certificate shall, upon surrender of such AWA Certificate to Harris Trust Company of California, as exchange agent (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of shares of Holdings Class A Common or Holdings Class B Common, as applicable (in either case, a "Holdings Certificate"), into which the shares of AWA Class A Common or AWA Class B Common previously represented by such AWA Certificate have been converted pursuant to this Agreement. The Exchange Agent shall accept such AWA Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

        (b) If any Holdings Certificate is to be issued to a person or entity other than the person or entity in whose name a surrendered AWA Certificate is registered, it shall be a condition of such issuance that the AWA Certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person or entity requesting such delivery shall have paid to Holdings or its transfer agent any transfer or other taxes required by reason of such delivery to a person or entity other than the registered holder of the AWA Certificate surrendered or shall have established to the satisfaction of Holdings or its transfer agent that such taxes either have been paid or are not payable.

        (c) Until surrendered and exchanged in accordance with this Section 2.02, each AWA Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender and exchange the shares of Holdings Class A Common or Holdings Class B Common as provided for in this Agreement, without any interest thereon.

        Section 2.03. Distributions with Respect to Unexchanged Shares. No dividends or other distributions, (i) with a record date prior to the Effective Time shall be paid with respect to any shares of AWA Class A Common or AWA Class B Common or (ii) with a record date after the Effective Time shall be paid with respect to any shares of Holdings Class A Common or Holdings Class B Common, to the holder of any unsurrendered AWA Certificate until the surrender of such AWA Certificate in accordance with this Article II. Subject to the effect of applicable laws, upon surrender of any such AWA Certificate, there shall be paid to the holder of such AWA Certificate, without interest, (A) at the time of such surrender, the proportionate amount of dividends or other distributions with a record date prior to the Effective Time theretofore paid with respect to the shares of AWA Class A Common or AWA Class B Common, as applicable, previously represented by such AWA Certificate, (B) at the time of such surrender, the proportionate amount of dividends or other distributions with a record and payment date after the Effective Time but prior to such surrender with respect to the shares of Holdings Class A Common or Holdings Class B Common, as applicable, into which such shares of AWA Class A Common or AWA Class B Common, as the case may be, have been converted, and (C) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender with respect to such shares of Holdings Class A Common or Holdings Class B Common, as applicable.

        Section 2.04. Closing of AWA's Transfer Books. After the date on which the Effective Time occurs, there shall be no further transfer on the books of AWA or its transfer agent of any AWA Certificate and if any such AWA Certificate is presented to the Surviving Corporation or its transfer agent for transfer, such AWA Certificate shall be canceled and exchanged for a Holdings Certificate in accordance with this Agreement.

                                  ARTICLE III

                           AMENDMENT AND TERMINATION

        Section 3.01. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between or among any of the parties shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

        Section 3.02. Termination. At any time prior to Effective Time, this Agreement may be terminated and abandoned by the parties. In the event of any termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors.


                                   ARTICLE IV

                                 MISCELLANEOUS


        Section 4.01. Tax Free Reorganization. The Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and this Agreement is intended to constitute a plan of reorganization.

        Section 4.02. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

        Section 4.03. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person or entity, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

        Section 4.04. Assignments. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the parties hereto and any attempt to do so shall be null and void.

        Section 4.05. Counterparts. This Agreement may be executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged thereby.

        Section 4.06. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

        Section 4.07. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

        Section 4.08. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings among the parties hereto, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto concerning the subject matter hereof except as set forth herein.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

ATTEST:                                 AMERICA WEST AIRLINES, INC.



/s/ Patricia A. Penwell                 By: /s/ William A. Franke
--------------------------                  --------------------------
Secretary                                   William A. Franke
                                            Chairman, Chief Executive Officer
                                             and President


ATTEST;                                 AMERICA WEST HOLDINGS CORPORATION



/s/ Patricia A. Penwell                 By: /s/ William A. Franke
--------------------------                  --------------------------
Secretary                                   William A. Franke
                                            Chairman, Chief Executive Officer
                                             and President

ATTEST:                                 AWA MERGER, INC.


/s/ Patricia A. Penwell                 By: /s/ William A. Franke
-----------------------                     ---------------------
Secretary                                   William A. Franke
                                            Chairman, Chief Executive Officer
                                              and President

                        CERTIFICATE OF THE SECRETARY
                                     OF
                         AMERICA WEST AIRLINES, INC.

        I, Patricia Penwell, the Secretary of America West Airlines, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

        WITNESS, my hand and the seal of America West Airlines, Inc. this 19 day of December, 1996.


[SEAL]                                  /s/ Patricia A. Penwell
                                        -----------------------------
                                        Patricia Penwell, Secretary





                        CERTIFICATE OF THE SECRETARY
                                     OF
                      AMERICA WEST HOLDINGS CORPORATION

        I, Patricia Penwell, the Secretary of America West Holdings Corporation, hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

        WITNESS, my hand and the seal of America West Holdings Corporation this 19 day of December, 1996.


[SEAL]                                  /s/ Patricia A. Penwell
                                        -----------------------------
                                        Patricia Penwell, Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                                AWA MERGER, INC.


        I, Patricia Penwell, the Secretary of AWA Merger, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

        WITNESS, my hand and the seal of AWA Merger, Inc. this 19 day of December, 1996.



(SEAL)

                                        /s/ Patricia A. Penwell
                                        ------------------------
                                        Patricia Penwell, Secretary

                                   EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICA WEST AIRLINES, INC.

        AMERICA WEST AIRLINES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

                                     FIRST

                                      NAME

        The name of the Corporation is AMERICA WEST AIRLINES, INC.

                                     SECOND

                     REGISTERED OFFICE AND REGISTERED AGENT

        The location of the registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent is the Corporation Trust Company.

                                     THIRD

                                    PURPOSE

        The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                     FOURTH

                               AUTHORIZED CAPITAL

        The total number of shares of all classes of stock which this Corporation shall have authority to issue is 1000 shares of Common Stock ("Common Stock") with the par value of $0.01 per share.

        4.1 Common Stock. Preemptive rights as provided for by Section 102(b)(3) of the DGCL shall not be granted and are hereby expressly denied.

        4.1.1  Voting Rights.

                4.1.1.1 Except as provided in Article Thirteenth, each registered holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder. The right to cumulate votes for election of directors as provided in Section 214 of the DGCL shall not be granted and is hereby expressly denied.

                4.1.1.2 In addition to any other vote required by law, except where prohibited by applicable corporate law, any amendments to the Restated Bylaws of the Corporation (the "Bylaws") shall be made in compliance therewith.

                4.1.1.3 In addition to the automatic suspension of voting rights provided under Article Thirteenth, any holder of Common Stock may suspend the voting rights relating to any shares of Common Stock held by it by providing prior written notice to the Corporation, which notice shall describe such shares in reasonable detail and state whether or not the voting suspension is permanent or temporary and, if temporary, the period thereof. Notwithstanding whether the suspension is permanent or temporary, any stockholder that suspends its voting rights under this Section 4.1.1.3 may rescind such suspension upon written notice to the Corporation; provided that any notice reinstating voting rights under this Section 4.1.1.3 shall not be effective with respect to any matter unless such notice is sent prior to the record date for voting on such matter. The suspension of voting rights hereunder shall not affect any other rights held by the holders of such suspended Common Stock by virtue of their stock ownership.

                4.1.1.4 Any act or transaction by or involving the Corporation that requires for its adoption under the DGCL or this Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, in accordance with Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of America West Holdings Corporation ("Holdings") (or any successor by merger), by the same vote as is required by the DGCL and/or by this Restated Certificate of Incorporation.

        4.1.2 Dividends. The holders of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

        4.1.3 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of all Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, within the meaning of this Section 4.1.3.

                                     FIFTH

                          NUMBER AND TERM OF DIRECTORS

        The Board of Directors of the Corporation shall consist of up to 15 members, which number may be increased or decreased from time to time by resolution duly adopted by such Board; provided, however, that at no time shall there be fewer than nine or more than 15 members. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Except as otherwise provided in that certain Stockholders' Agreement for America West Airlines, Inc., dated as of August 25, 1994 for so long as it remains in force and effect (the "Stockholders' Agreement"), any Director may be removed by the stockholders of the Corporation with or without cause pursuant to the Bylaws and applicable law.

        Each Director shall be elected (a) in accordance with the Bylaws and shall serve for a term of one year or until the death, resignation or removal of such Director, and until a successor shall have been properly elected and shall qualify, and (b) as provided in the Stockholders' Agreement.

        Beginning at the first annual meeting of the stockholders on or after August 25, 1997 (the "Third Annual Meeting"), the number of Directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the stockholders to be held after the Third Annual Meeting, respectively, and until their successors shall have been properly elected and shall qualify; and thereafter for three-year terms. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be, and the additional Directors shall be elected as provided herein by the Directors or by the stockholders at an annual meeting. In case of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally, as nearly as may be. Election of Directors shall be conducted as provided in this Restated Certificate of Incorporation, in the Bylaws, or by applicable law.

                                     SIXTH

                                   MANAGEMENT

        The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. Pursuant to a plan of reorganization confirmed by the United States Bankruptcy Court for the District of Arizona, the Bylaws were adopted on August 10, 1994, but, thereafter, the power to make, alter or repeal the Bylaws has been and shall be vested in the Board of Directors, as may be limited by the Bylaws.

                                    SEVENTH

                    COMPROMISE OR ARRANGEMENT WITH CREDITORS


        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of the Corporation, as the case may be and also on the Corporation.


                                     EIGHTH

                      VACANCIES ON THE BOARD OF DIRECTORS


        Except as otherwise provided in the Stockholders' Agreement, in case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, the Board of Directors shall have the sole and exclusive authority to, in accordance with the Bylaws, elect a Director to fill such vacancy.


                                     NINTH

                        SPECIAL MEETINGS OF STOCKHOLDERS

        Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed herein or by statute, may be called by the Chairman of the Board and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Stockholders of the Corporation shall not be entitled to request a special meeting of the stockholders.

                                     TENTH

             ACTIONS OF STOCKHOLDERS: MEETINGS AND WRITTEN CONSENT


        All action by holders of the Corporation's outstanding voting securities shall be taken at an annual or special meeting of the stockholders following notice as provided by law or in the Bylaws (or by written consent as provided below). Stockholders of the Corporation shall have the power to act by means of written consent only in the removal of directors in accordance with the Stockholders' Agreement or any other voting agreement of even date therewith by and between GPA Group plc and AmWest Partners, L.P., for so long as any such agreement remains in force and effect.


                                    ELEVENTH

                     NOMINATIONS FOR ELECTION OF DIRECTORS

        Except as may be otherwise provided in the Stockholders' Agreement, no person shall be elected to the Board of Directors of the Corporation at an annual meeting of the stockholders, or at a special meeting called for that purpose, unless a written nomination of such person to the Board of Directors
(i) by a stockholder of the Corporation shall be received by the Corporation in accordance with the Bylaws or (ii) is made by or at the direction of the Board of Directors.


                                    TWELFTH

                       LIMITATION OF DIRECTOR LIABILITY:
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        12.1 Limitation of Liability. A person who is or was a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The elimination and limitation of liability provided herein shall continue after a Director has ceased to occupy such position as to acts or omissions occurring during such Director's term or terms of office, and no amendment or repeal of this Section 12.1 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

        12.2 Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a Director or officer of the

Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL.

                                   THIRTEENTH

                       FOREIGN OWNERSHIP OF VOTING STOCK

        At no time shall more than 25% of the voting interest of the Corporation be owned or controlled by persons who are not "Citizens of the United States" (as such term is defined in Title 49, United States Code,
Section 40102), or as the same may be from time to time amended) ("Non-Citizens"). In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any shares of common stock of the Corporation, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a U.S. carrier. The Bylaws shall contain provisions to implement this Article Thirteenth, including, without limitation, provisions restricting or prohibiting transfer of shares of voting stock to Non-Citizens and provisions restricting or removing voting rights as to shares of voting stock owned or controlled by Non-Citizens. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Corporation and any stockholder for purposes of this Article Thirteenth.

                                   FOURTEENTH

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

        The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time. This election shall be effective as of the earliest date permitted by law.

                                   FIFTEENTH

                        ARIZONA CORPORATE TAKEOVERS ACT

        The Corporation elects not to be subject to Article 2, Chapter 6, Title 10 of the Arizona Revised Statutes, as the same may be amended from time to time. This election shall be effective as of the earliest date permitted by law.

        The Corporation elects not to be subject to Article 3, Chapter 6, Title 10 of the Arizona Revised Statutes, as the same shall be amended from time to time. This election shall be effective as of the earliest date permitted by law.

                                   EXHIBIT B

                      AMENDMENT OF RESTATED BYLAWS OF AWA

        4.18 Joint Meetings. Notwithstanding any provision of these Bylaws to the contrary, so long as all of the outstanding voting capital stock of the Corporation is owned, directly or indirectly, by Parent (as defined below), and so long as each member of the Board of Directors of the Corporation is also a member of the Board of Directors of Parent, (i) each meeting of the Board of Directors of Parent (a "Parent Board Meeting") shall constitute a Joint Meeting (as defined below) unless otherwise specified in the notice given with respect to such Parent Board Meeting in accordance with the bylaws of Parent and (ii) no notice of any Joint Meeting shall be required to be given to any person in his or her capacity as a director of the Corporation. As used in this Section 4.18, (A) "Parent" means America West Holdings Corporation, a Delaware corporation, and any entity into which America West Holdings Corporation or any successor may be merged or converted or with which it may be considered or any entity resulting from any merger, conversion or consolidation to which America West Holdings Corporation or any successor shall be a party and (B) a "Joint Meeting" means a joint meeting of the respective Boards of Directors of Parent and the Corporation.


                                      B-i